UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 18, 2025

MILL CITY VENTURES III, LTD.
(Exact name of registrant as specified in its charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 15, 2025, Mill City Ventures III, Ltd. (the “Company”) reported the unexpected passing of Mr. Laurence S. Zipkin on July 9, 2025. At the time of his death, Mr. Zipkin was an independent director of the Company, a member and chairman of its Corporate Governance and Nominating Committee, and a member of its Compensation Committee and Audit Committee.

On July 18, 2025, the Company received a letter from Nasdaq indicating that, due to Mr. Zipkin’s death, the Company no longer complies with Nasdaq Listing Rule 5605(b)(1), which requires that a majority of the Board of Directors of the Company consist of “independent directors” as defined by Nasdaq Listing Rule 5605(a)(2), and Nasdaq Listing Rule 5605(c)(2), which requires that the Audit Committee consist of at least three “independent directors.”

In accordance with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4), the Company must cure these deficiencies and evidence compliance prior to (a) its next annual shareholder meeting or July 9, 2026; or (b) if the next annual shareholder meeting is held before January 5, 2026, then no later than January 5, 2026.

Prior to the end of the cure period described above, the Board of Directors of the Company intends to appoint a new independent director to fill the vacancy on the Company’s Board of Directors and Audit Committee, to restore compliance with Nasdaq’s independence requirements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILL CITY VENTURES III, LTD.

Date: July 22, 2025	By:	/s/ Douglas M. Polinsky
DOUGLAS M. POLINSKY
Chief Executive Officer

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